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EXHIBIT 10.2

LOAN AGREEMENT

Date: December 12, 2003

Borrower: TOR Minerals International, Inc.

722 Burleson

Corpus Christi, Texas 78402

Lender: D & C H Trust

c/o David A. Hartman

Hartman & Associates

10711 Burnet #330

Austin, Texas 78758

Amount: $250,000.00 (US)

1. Loan. Lender agrees to make the loan provided above in the form of a Promissory Note executed of even date herewith. Principal and accrued interest shall be due and payable as provided in the Note.

2. Collateral. The loan will be secured by subordinated liens and security interests covering the personal property owned by Borrower pursuant to a Security Agreement of even date herewith. Lender acknowledges that the liens and security interests provided shall be secondary and inferior to the liens securing the indebtedness payable to Bank of America, N.A. and the liens securing the indebtedness in the original principal sum of $600,000.00 payable to the order of Paulson Ranch, Ltd. as evidenced by a Promissory Note dated on or about April 5, 2001. The liens and security interests provided in the Security Agreement shall proportionately and ratably secure the loan together with two other Promissory Notes by Borrower of even date, without preference or priority given to any single Note.

3. Borrower's Representations and Warranties. To induce the Lender to make the Loan provided hereunder, the Borrower represents and warrants to the Lender that the following representations and warranties are accurate as of the date of this Loan Agreement.

(a) The Borrower is duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified to transact business and is in good standing in all states and other jurisdictions in which failure to qualify would have a Material Adverse Effect upon such Borrower, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged, and is or will be qualified in those states and other jurisdictions wherein it proposes to transact material business operations in the future.

(b) The Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by the Borrower. The Borrower is duly authorized to, and has taken all corporate action necessary to authorize such to, execute, deliver and perform the Loan Documents executed by Borrower. The Borrower is and will continue to be duly authorized to perform the Loan Documents executed by it.

(c) Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which Borrower is subject, or any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject, or violate any provision of the charter or bylaws of Borrower. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery of the Loan Documents by Borrower, or to consummate the transactions contemplated hereby or thereby.

(d) The Loan Documents have been duly executed and delivered by the Borrower and are the legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors' rights generally.

(e) To the best of our knowledge and belief after current investigation, there is no material fact that Borrower has not disclosed to Lender which could have a material adverse effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements, nor any business plan, offering memorandum or prospectus, certificate or statement delivered herewith or heretofore by Borrower to Lender in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

(f) No event has occurred and is continuing with constitutes an event of default under the Note or this Agreement.

(g) There are no actions, suits, investigations, arbitrations or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower, and there has been no change in the status of any of the actions, suits, investigations, litigation or proceedings disclosed to Lender which could have a materially adverse affect on Borrower or on any transactions contemplated by any Loan Document.

(h) To the best knowledge of the Borrower, it is not a party to, or bound by, any contract or agreement, the faithful performance of which is so onerous so as to create or to likely create a material adverse effect on the business, operations or financial condition of the Borrower.

(i) All tax returns to be filed by the Borrower in any jurisdiction have been filed (or are subject to valid extensions of time to file as approved by the relevant taxing authority or authorities) and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid.

(j) To the best knowledge of the Borrower is in compliance with all laws, rules, regulations, orders and decrees which are applicable to it, or its properties by reason of any governmental authority which are material to the conduct of the business of Borrower, or any of their properties.

(k) To the best knowledge of the Borrower, all properties of Borrower are in compliance with all federal state or local environmental protection laws, statutes and regulations which are material to the conduct of the business of Borrower, or its properties, and Borrower is currently in compliance with all material reporting requirements, rules, and regulations which are applicable to Borrower or its properties, by reason of such governmental environmental protective agencies.

(l) Neither the business nor the properties of Borrower is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a material adverse effect.

(m) Borrower is not an "investment company" as defined in Section 3 of the 1940 Act or a company that would be an investment company except for the exclusions from the definition of an investment company in Section 3(c) of the 1940 Act, and Borrower is not controlled by such a company.

(n) Borrower is, and after consummation of this Loan Agreement and giving effect to all Indebtedness incurred and transactions contemplated in connection herewith will be, solvent.

(o) All representations and warranties by the Borrower and all of its subsidiaries, if any, shall survive the loan closing, any investigation at any time made by or on behalf of the Lender shall not diminish Lender's right to rely on the Borrower's representations and warranties as herein set forth.

4. Payment of Taxes and Other Indebtedness. Borrower shall, and shall cause its subsidiaries, if any, to pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials and supplies), which, if unpaid might give rise to a Lien upon any of its property, and (c) all of its other indebtedness, except as prohibited hereunder; provided, however, that each Borrower and its subsidiaries, if any, shall not be required to pay any such tax assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with United States of America generally accepted accounting principles.

5. Maintenance of Existence and Rights: Conduct of Business. Borrower shall, and shall cause its subsidiaries, if any, to preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any governmental authority. Borrower shall keep its principle place of business within the United States.

6. Notice of Default. Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes a default or would with the passage of time become a default or an event of default, written notice specifying the nature and period of existence thereof and the action which each Borrower is taking or proposes to take with respect thereto.

7. Other Notices. Borrower shall promptly notify Lender of (a) any material adverse change in its financial condition or its business, (b) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower or its subsidiaries, if any, (c) any material adverse claim against or affecting Borrower or its subsidiaries, if any, or any of its properties, and (d) the commencement of, and any materials determination in, any litigation with any third party or any proceeding before any governmental authority, the negative result of which has an adverse material affect on Borrower or its subsidiaries.

8. Compliance with Material Agreements. Borrower shall, and shall cause its subsidiaries, if any, to comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

9. Operations and Properties. Borrower shall, and shall cause its subsidiaries, if any, to act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower shall, and shall cause its subsidiaries, if any, to keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

10. Books and Records. Borrower shall, and shall cause its subsidiaries, if any, to maintain complete and accurate books and records of its transactions in accordance with good accounting practices. Borrower shall give each duly authorized representative of Lender access during all normal business hours and permit such representative to examine, copy or make excerpts from, any and all books, records and documents, in the possession of Borrower and its subsidiaries and relating to its affairs, and to inspect any of the properties of Borrower and its subsidiaries, if any. Borrower shall make a copy of this Loan Agreement, along with any waivers, consents, modification or amendments, available for review at its principal office by Lender or Lender's representatives.

11. Financial Reports. Borrower agrees to furnish to Lender monthly financial statements, and Borrower further agrees to provide to Lender an audited year-end financial statement within 90 days of the end of each fiscal year.

12. Compliance with Law. Borrower shall, and shall cause its subsidiaries, if any, to comply with all applicable laws, rules, regulations, and all orders of any governmental authority applicable to it or any of its property, business operations or transactions, a breach of which could have a material adverse effect.

13. Insurance. Borrower shall, and shall cause its subsidiaries, if any, to maintain such worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

14. Authorizations and Approvals. Borrower shall, and shall cause its subsidiaries, if any, to promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable to comply with its obligations hereunder and under the Note.

15. Further Assurances. Borrower shall, and shall cause its subsidiaries, if any, to make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, of the obligations of Borrower or its subsidiaries, if any, thereunder, which Lender may request from time to time.

16. Confidentiality. All financial reports or information which are furnished to Lender, or its director designee or other representatives, pursuant to this Loan Agreement shall be treated as confidential unless and to the extent that such information has been otherwise disclosed by the Borrower, but nothing herein contained shall limit or impair Lender's right to disclose such reports to any appropriate governmental authority, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of this Loan Agreement, or to take any lawful action which Lender deem necessary to protect its interests under this Loan Agreement.

17. Insolvency. In the event Borrower shall become insolvent or file for bankruptcy, then, at the option of Lender, this loan shall mature and become due and payable without demand, grace, notice, presentment for payment, notice of acceleration, or any other notice, all of which are hereby waived by Borrower.

18. Governing Law. This Agreement shall be governed by the laws of the State of Texas and the United States and shall be performable in Nueces County, Texas. Exclusive venue for any disputes shall be in Nueces County, Texas.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

D & C H TRUST TOR MINERALS INTERNATIONAL, INC.

By: ________________________________ By:

David A. Hartman Richard L. Bowers

Its Trustee Its President and CEO